UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2019

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2019, BrightSphere Investment Group plc (the “Company”) appointed Suren Rana to the previously vacant position of Chief Financial Officer. Mr. Rana will also assume the role of Principal Financial Officer. Daniel Mahoney will continue in his role as the Head of Finance and the Principal Accounting Officer of the Company.

Prior to joining the Company, Mr. Rana was a partner at H Plus Capital, a private market investment management firm, since August 2018. Mr. Rana has been involved in the financial services sector for more than fifteen years. Mr. Rana was a member of the Company's board from November 2017 to August 2018. He served as the Chief Investment Officer at HNA Capital International from September 2016 to August 2018. He served as an investment banker at UBS from November 2015 to August 2016, Royal Bank of Canada from September 2011 to November 2014 and Merrill Lynch where he advised clients on M&A, IPOs, financings and other strategic matters. He also served as a Principal at Equifin Capital Partners from September 2008 to September 2011 where he led control investments in the financial services sector. Mr. Rana began his career at GE Capital with responsibilities in credit risk management and audit. Mr. Rana holds an MBA from Harvard Business School, a graduate degree from the Indian Institute of Management Ahmedabad and a bachelor’s degree from the University of Delhi.

Effective as of January 20, 2019, the Company entered into an employment agreement with Mr. Rana pursuant to which Mr. Rana’s compensation consists of (i) an annual base salary of $650,000 and (ii) a one-time grant of options to purchase 2,070,000 ordinary shares of the Company at a strike price of $12.00 per ordinary share, vesting in five equal annual installments over a four-year period with the first tranche vesting immediately and expiring on the fifth anniversary of the date of grant. Mr. Rana will also be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits. In the event of a termination of Mr. Rana’s employment by the Company without Cause (as defined in the Employment Agreement) or termination by Mr. Rana for Good Reason (as defined in the Employment Agreement) (in either case a “Good Leaver Termination”), Mr. Rana would be entitled to receive (a) separation payments equal to twelve (12) months of Mr. Rana’s base salary and (b) continuation of health benefits for twelve (12) months. In addition, upon a Good Leaver Termination within two years of a Change of Control (as defined in the Employment Agreement), the vesting of one-tranche of unvested options, equal to 20% of the initial inducement grant, will accelerate and all other unvested options will be forfeited. Any compensation paid to Mr. Rana will be subject to the Clawback Policy adopted by the Board, as in effect from time-to-time.

The Employment Agreement contains customary restrictive covenants, including, non-disclosure, non-disparagement, non-interference, and a twelve (12) month non-competition and non-solicitation covenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	January 23, 2019	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ Guang Yang
		Name:	Guang Yang
		Title:	President and Chief Executive Officer